EXHIBIT 10.1

Summary of Non-Employee Director Compensation

Each non-employee director will receive an aggregate annual retainer fee of $30,000, payable in four equal quarterly installments. The members of the Company’s Compensation Committee (the “Compensation Committee”), other than the Chairman, will be paid an aggregate annual retainer fee of $5,000, payable in four equal quarterly installments. The Chairman of the Compensation Committee, currently Mark Skaletsky, will receive an aggregate annual retainer fee of $10,000, payable in four equal quarterly installments. The members of the Company’s Audit Committee (the “Audit Committee”), other than the Chairman, will be paid an aggregate annual retainer fee of $5,000, payable in four equal quarterly installments. The Chairman of the Audit Committee, currently Sheldon L. Bloch, will receive an aggregate annual retainer fee of $10,000, payable in four equal quarterly installments.

On the first Tuesday of each November, each non-employee director will be granted an option to purchase $100,000 in value of shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2000 Stock Plan. These options will vest in full on the date of grant, have an exercise price equal to the fair market value of a share of the Company’s common stock as of the date of grant, and have a ten year term. The actual number of shares granted will be determined using a Black-Scholes option pricing model identical to that used by the Company for purposes of preparing its financial statements. In lieu of the foregoing annual grant for the first year of service on the Board, each newly-elected non-employee director will be granted an option to purchase $250,000 in value of shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2000 Stock Plan on the date such director is elected to the Board. These options will vest in four equal annual installments beginning on the first anniversary of the date of grant, have an exercise price equal to the fair market value of a share of the Company’s common stock as of the date of grant, and have a ten-year term. The actual number of shares granted will be determined using a Black-Scholes option pricing model identical to that used by the Company for purposes of preparing its financial statements.